Operations and Technical Update October 23, 2018 NYSE American | LLEX Joe Daches, President and CFO

Operations – Recent Well Results and Upcoming Well Status

Third Quarter 2018 Well Results

	Well Name	Target	Commentary
			Newly Announced Well Results
1	Moose #1H	*WCA*	Lilis' first 1.5-mile Wolfcamp A well drilled, strong initial performance prior to being choked due to facility constraints • 24-hr rate: 1,691 Boe/d or 232 Boe/d per 1,000 lateral ft. – (72% Liquids) • IP 30 rate 1,035 Boe/d – (72% Liquids)
2	AG Hill #2H	*Bone Spring*	Lilis' first 2nd Bone Spring well drilled, continuing the 2018 delineation program • 24-hr rate: 845 Boe/d or 186 Boe/d per 1,000 lateral ft. – (77% Liquids)
3	Axis #1H	*WCB*	Lilis' second 1.5-mile Wolfcamp B well drilled, with strong initial performance • 24-hr rate: 1,571 Boe/d or 202 Boe/d per 1,000 lateral ft. – (82% Liquids)
			Previously Announced Well Results
4	Prize Hog #2H	*WCA*	Lilis' first Wolfcamp A well drilled in New Mexico, registering the highest IP 24 the Company has completed in New Mexico • 24-hr rate of 1,825 Boe/d or 411 Boe/d per 1,000 lateral ft. – (77% liquids) • IP 30 rate 1,436 Boe/d – (77% Liquids)
5	Antelope #1H	*Bone Spring*	Lilis' first Bone Spring well drilled in Texas, completed in the 3rd Bone Spring, confirming another viable bench • 24-hr rate: 1,309 Boe/d or 235 Boe/d per 1,000 lateral ft. – (53% liquids)

Location Map



26S 35E
26S 36E
26S 37E
Lea
Loving
Winkler
1
2
3
4
5

Upcoming Well Status

Well Status	Target	Count	Well Name	Lateral Length
Flowback Operations	*Bone Spring*	1	Tiger #3H – 3rd Bone Spring	1 ½ mile lateral
	WC A	2	East Axis #2H – Wolfcamp A	1 ½ mile lateral
Completion Operations	*WC A*	3	North West Axis #1H – Wolfcamp A	1 ½ mile lateral
		4	Oso #1H – Wolfcamp A	1 ½ mile lateral
		5	Haley #1H – Wolfcamp A	1 mile lateral
Drilling Operations	*WC A*	6	Haley #2H – Wolfcamp A	1 mile lateral
		7	North East Axis #2H – Wolfcamp A	1 ½ mile lateral
	WCB	8	Ox #1H – Wolfcamp B	1 ½ mile lateral

LILIS

2

Strong, Repeatable Results Validate Core Acreage Position 1 mile Lateral - Cumulative Oil Production (Mbo) (1,2,3,4) Locator Map 140 120 100 80 Hippo 1H Hippo 2H Lion 3H 60 Kudu 2H Grizzly 2H Tiger 1H Wild Hog 1H 40 Prize Hog 1H Prize Hog 2H AG Hill 1H 20 CGA 1 mile Lea 0 0 50 100 150 200 250 300 350 400 Days First Lateral Well Name Target IP-30 (boe/d) Production Length Grizzly-2H Wolfcamp B Feb. 2018 4,734’ 1,194 (71% liquids) Loving Winkler Hippo-1H Wolfcamp B May 2017 4,105’ 1,506 (76% liquids) Hippo-2H Wolfcamp B Apr. 2018 4,497’ 1,733 (75% liquids) Lion-3H Wolfcamp B Feb. 2018 4,701’ 1,674 (63% liquids) Wolfcamp A Wolfcamp B Tiger-1H Wolfcamp B Nov. 2017 4,108’ 1,264 (71% liquids) Kudu-2H Wolfcamp B Jan. 2018 4,935’ 1,147 (82% liquids) AG Hill 1H Wolfcamp B Mar. 2018 4,487’ 787 (88% liquids) Wild Hog 1H Wolfcamp B Sept. 2017 4,567’ 839 (83% liquids) (1) Excludes Grizzly-1H and Lion-1H wells with extensive choke-back periods (2) AG Hill 1H data shown prior to shut in on May 25, 2018 Prize Hog 1H Wolfcamp B Oct. 2017 4,720’ 919 (87% liquids) (3) Prize Hog 1H and Wild Hog 1H data shown prior to downtime/curtailment in July 2018 and April 2018 respectively Prize Hog 2H Wolfcamp A Jun. 2018 4,439’ 1,436 (77% liquids) (4) Production data shown in plot not adjusted for curtailment and/or downtime 3

Long Lateral Development 1.5 mile Lateral, Cumulative Oil Production (Mbo) Wolfcamp Type Log 200 180 160 140 Axis 1H 120 Moose 1H Bison 1H 100 80 60 40 Moose-1H choked back 20 0 0 50 100 150 200 250 300 350 400 Days Commentary Locator Map, Development DSU’s • First Wolfcamp B long lateral, Bison 1H (6,900’) produced 192 Mbo oil in 1 year and 250 Mbo in 570 days • Early flowback from Axis 1H (Wolfcamp B, 7,760’) in line with Bison 1H performance • First Wolfcamp A long lateral, Moose 1H (7,275’) had strong initial rates prior to being choked back, pending facility upgrade • Four additional long lateral Wolfcamp A’s in Wolfcamp A Wolfcamp A Targets Wolfcamp B various stages of drilling and completion Wolfcamp B Targets 4

YTD Operating Results 2018 Curtailment Commentary • Despite recent shut-ins, Lilis has realized year-to-date production increases of 61%. • Production curtailment in the third quarter was primarily due to third party equipment upgrading and construction on critical trunk lines and tie-ins that delayed connections for several wells, primarily in our eastern acreage. However, lines are now in place, pressure tested, and operational. • High pressure and low pressure gas gathering systems have been put in place with future locations and volumes in mind with the goal to minimize, if not eliminate flaring, even during flowback operations. • The Company expects curtailment issues to be alleviated in the near future once all wells are tied into the system. ($ in thousands) 1Q18A 2Q18A 3Q18A YTD 3Q18 % PRODUCTION Oil (Bbl/d) 2,316 2,624 3,495 2,746 59% Natural Gas (Mcf/d) 4,600 8,205 9,871 7,390 27% NGL (Bbl/d) 383 814 797 650 14% Total (Boe/d) 3,465 4,805 5,937 (1) 4,627 100% (+) Construction & Midstream Curtailment 1,136 1,564 2,104 1,958 Productive Capacity (Boe/d) 4,601 6,369 8,041 6,586 (1) Includes 349 Boe/d from recent acreage transaction 5

Consistent Reserve Report Growth throughout 2018 3Q 2018 Reserve Report Summary (SEC Pricing) Total Proved Reserves Net Reserves (PV-10 $M) Oil Gas NGL Total % of $186,949 $183,567 Category PV10 (Mbbl) (MMcf) (Mbbl) Mboe Total PDP: 5,354 24,737 2,376 11,853 25% $183,567 $390,859 PNP: 1,129 2,565 272 1,828 4% $20,342 PUD: 20,029 47,326 5,080 32,997 71% $186,949 Total Proved 26,512 74,628 7,728 46,678 100% $390,859 $20,342 PDP PDNP PUD Oil Growth Gas Growth NGL Growth Total Proved Growth 50,000 46,678 40,000 37,579 30,000 26,512 20,000 18,626 11,921 12,438 11,453 11,055 10,000 7,171 6,309 7,031 7,728 2,677 3,097 1,604 1,649 0 YE 2017 1Q'18 2Q'18 3Q'18 YE 2017 1Q'18 2Q'18 3Q'18 YE 2017 1Q'18 2Q'18 3Q'18 YE 2017 1Q'18 2Q'18 3Q'18 6

NYSE American | LLEX Joe Daches, President and CFO